                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-49592) pertaining to the Mutual Savings Bank Savings and Investment Plan and the First Northern Savings Bank 401(k) Savings Plan of our report dated January 29, 2001, with respect to the consolidated financial statements of Bank Mutual Corporation and Subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 2000.


                                                           /s/ ERNST & YOUNG LLP

March 27, 2001
Milwaukee, Wisconsin